Exhibit 99.2

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Signs Manufacturing Agreement with Siemens’ PETNET Solutions for NAV4694 Beta-amyloid Imaging Agent

- NAV4694 clinical trial doses to be manufactured and supplied by PETNET Solutions’ locations in the United States -

DUBLIN, OHIO – August 21, 2013 – Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced it has signed an agreement with Siemens’ PETNET Solutions that grants PETNET Solutions the right to manufacture Navidea’s Fluorine-18 labeled NAV4694, an investigational beta-amyloid PET imaging agent, which is currently being evaluated in Phase 2 and 3 clinical trials evaluating subjects with signs or symptoms of cognitive impairment such as Mild Cognitive Impairment and Alzheimer’s disease. Under the terms of its agreement with Navidea, Siemens’ PETNET Solutions will initially manufacture NAV4694 clinical trial material at select U.S. radiopharmacies, with the possibility of expanding into additional Siemens’ PETNET Solutions locations next year.

“We are delighted that the NAV4694 clinical program will be supported by Siemens’ PETNET Solutions’ extensive PET manufacturing and dispensing expertise.” said Mark Pykett, CEO of Navidea. “Navidea is committed to providing the medical community and patients afflicted by Alzheimer's disease, Parkinson’s disease and other neurodegenerative disorders with valuable precision diagnostics that ensure the best patient outcome including improved diagnostic accuracy, clinical decision-making and patient care.”

"Siemens' PETNET Solutions is proud to collaborate with Navidea, a leading biopharmaceutical company, to support the availability of new PET imaging agents with our manufacturing expertise as the largest PET radiopharmaceutical manufacturer in the world," said Dr. Christoph Zindel, CEO of Siemens’ PETNET Solutions. "Our collaboration with Navidea reaffirms our commitment to help fight the world's most challenging diseases, including Alzheimer's disease."

Siemens’ PETNET Solutions operates the world’s largest network of PET radiopharmaceutical drug manufacturing facilities and dispensing nuclear pharmacies, with over 50 locations worldwide. They manufacture and dispense PET radiopharmaceuticals for hospitals, clinics and research facilities worldwide.

About NAV4694

NAV4694 is a Fluorine-18 labeled precision radiopharmaceutical candidate intended for use in Positron Emission Tomography (PET) imaging and evaluation of patients with signs or symptoms of cognitive impairment such as Alzheimer’s disease (AD). NAV4694 binds to beta-amyloid deposits in the brain that can then be imaged in scans. Beta-amyloid plaque pathology is widely used in the diagnosis of AD. The ability of NAV4694 imaging to display amyloid plaque pathology may enable earlier identification of AD and improve monitoring of disease progression and interpretation of brain scan images. Navidea has an ongoing NAV4694 Phase 2b trial in Mild Cognitive Impairment and a Phase 3 program for NAV4694 in AD.

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NAVIDEA BIOPHARMACEUTICALS

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About Navidea Biopharmaceuticals Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is actively developing four radiopharmaceutical agent platforms – Lymphoseek®(technetium 99m tilmanocept) Injection, NAV4694, NAV5001 and RIGScanTM – to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and, ultimately, patient care. Navidea’s first commercial agent, Lymphoseek, was approved by the FDA in March 2013. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:
Source: Navidea Biopharmaceuticals, Inc.
Navidea Biopharmaceuticals	Stern Investor Relations, Inc.
Brent Larson, 614-822-2330	Beth DelGiacco, 212-362-1200
Executive VP & CFO

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